                                  Exhibit 4.5

                           STOCK PURCHASE AGREEMENT
                           ------------------------


          THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of March __, 1999, by and between MeriStar Hotels & Resorts, Inc., a Delaware corporation (the "Company"), on the one hand, and Oak Hill Capital Partners, L.P., a
      -------
Delaware limited partnership, and Oak Hill Capital Management Partners, L.P., a Delaware limited partnership (each, a "Purchaser" and, collectively, the
                                       ---------
"Purchasers"), on the other hand.
 ----------


                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, the Company is the general partner of, and majority interest holder in, MeriStar H&R Operating Company, L.P., a Delaware limited partnership ("Opco LP");
  -------

          WHEREAS, Opco LP, the Purchasers and others have entered into the Agreement of Limited Partnership of MIP Lessee, LP, dated the date hereof (the "JV Agreement"), with respect to the formation of a limited partnership (the
 ------------
"Joint Venture") for the purposes set forth in the JV Agreement;
 -------------

          WHEREAS, pursuant to the JV Agreement, Opco LP and its wholly-owned subsidiary MIP GP, LLC ("MIP") have committed to make capital contributions to the Joint Venture of up to $10 million in the aggregate, subject to certain conditions as set forth in the JV Agreement;

          WHEREAS, the Company, as general partner of Opco LP, intends to make capital contributions to Opco LP of up to $10 million to fund the capital contributions of Opco LP and MIP to the Joint Venture; and

          WHEREAS, the Company wishes to sell shares of its Common Stock to raise up to $10 million to fund or refund its contribution to Opco LP; and the Purchasers wish to purchase such shares of Common Stock, upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS
                                  -----------

          1.1  Definitions.  As used in this Agreement, and unless the context
               -----------
requires a different meaning, the following terms shall have the meanings set forth below:

          "Agreement" means this Agreement as the same may be amended,
           ---------
supplemented or modified in accordance with the terms hereof.

          "Business Day" means any day other than Saturday, Sunday or other day
           ------------
on which commercial banks in the State of New York are authorized or required by law or executive order to close.

          "By-Laws" means the by-laws of the Company, as the same may have been
           -------
amended.

          "Certificate of Incorporation" means the Certificate of Incorporation
           ----------------------------
of the Company, as the same may have been amended and in effect as of the Closing Date.

          "Commission" means the Securities and Exchange Commission or any
           ----------
similar agency then having jurisdiction to enforce the Securities Act.

          "Committed Amount" has the meaning assigned to such term in Section
           ----------------
2.3.

          "Common Stock" means the common stock, par value $.01 per share, of
           ------------
the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.

          "Contractual Obligations" means as to any Person, any agreement,
           -----------------------
undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

          "Consultation Period" has the meaning assigned to such term in Section
           -------------------
5.1.

          "Exercise Notice" has the meaning assigned to such term in Section
           ---------------
2.3.

          "Governmental Authority" means the government of any nation, state,
           ----------------------
city, locality or other political subdivision of any thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Initial Closing" has the meaning assigned to such term in Section
           ---------------
2.2.

          "Initial Closing Date" has the meaning assigned to such term in
           --------------------
Section 2.2.

          "Initial Shares" has the meaning assigned to such term in Section 2.1.
           --------------

          "JV Agreement" has the meaning assigned to such term in the Recitals.
           ------------

          "Joint Venture" has the meaning assigned to such term in the Recitals.
           -------------

          "Lien" means any mortgage, deed of trust, pledge, hypothecation,
           ----
assignment, encumbrance, lien (statutory or other) or other security interest of any kind or nature whatsoever.

          "MIP" has the meaning assigned to such term in the Recitals.
           ---

          "Opco LP" has the meaning assigned to such term in the Recitals.
           -------

          "Option" has the meaning assigned to such term in Section 2.3.
           ------

          "Option Closing" has the meaning assigned to such term in Section 2.4.
           --------------

          "Option Notice" has the meaning assigned to such term in Section 2.3.
           -------------

          "Option Shares" has the meaning assigned to such term in Section 2.3.
           -------------

          "Person" means any individual, firm, corporation, partnership, limited
           ------
liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

          "Purchaser" and "Purchasers" have the meaning assigned to such terms
           ---------       ----------
in the Recitals.

          "Requirements of Law" means as to any Person, the Certificate of
           -------------------
Incorporation and By-Laws or other organizational or governing documents of such

Person, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations of the Commission thereunder.

          "Shares" has the meaning assigned to such term in Section 2.3.
           ------

          "Trading Day" means any day on which the New York Stock Exchange is
           -----------
open for trading.

          "Transfer" means any sale, assignment, transfer or other disposition
           --------
of any Shares or any reduction by either Purchaser of its risk relative to any Shares.

                                   ARTICLE 2

                          PURCHASE AND SALE OF SHARES
                          ---------------------------

          2.1  Purchase and Sale of Initial Shares.  Subject to the terms herein
               -----------------------------------
set forth, the Company agrees to sell to the Purchasers, and the Purchasers agree that they will purchase from the Company, on the Initial Closing Date, 1,818,182 shares (the "Initial Shares") of Common Stock, for a purchase price of
                       --------------
$2.75 per share, and an aggregate purchase price of $5,000,000.

          2.2  Initial Closing.  The purchase and issuance of the Initial Shares
               ---------------
will take place at the closing (the "Initial Closing") to be held at the offices
                                     ---------------
of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019, on April 15, 1999 (the "Initial Closing Date"). At the
                                              --------------------
Initial Closing, the Company will deliver to the Purchasers certificates representing the Initial Shares and the Purchasers will deliver to the Company the aggregate purchase price therefor ($5,000,000) by wire transfer of immediately available funds to an account designated by the Company. The number of Initial Shares to be purchased by each Purchaser shall be determined by the Purchasers, and notice of such determination shall be given to the Company, prior to the Initial Closing.

          2.3  Purchase and Sale of Option Shares.
               ----------------------------------

               (a) The Purchasers shall, under the conditions provided below in this Section 2.3, and only under such conditions, have the option (the "Option")
                                                                        ------
to purchase additional shares of Common Stock (the "Option Shares" and, together
                                                    -------------
with the Initial Shares, the "Shares") in an aggregate amount having a value of
                              ------
$5,000,000 at a purchase price per share equal to the greater of (i) the average closing sale price of the Common Stock on the New York Stock Exchange for the 20 Trading Days ending on the Trading Day prior to the Option Closing Date or (ii) $2.75. The Option shall be exercised as hereinafter provided in Section 2.3(c) and may be exercised in whole only and not in part.

               (b) If MIP wishes to cause the Underlying Partnership (as defined in the JV Agreement) to enter into a contract to acquire a Hotel Interest (as defined in the JV Agreement) and the entering into of such contract would cause the Committed Amount to exceed $200,000,0000, the Option shall become effective and the Company shall give a notice (the "Option Notice") to
                                                           -------------
the Purchasers requiring that the Purchasers make a determination as to whether or not to exercise the Option. The Option Notice shall state the total Committed Amount (assuming that the contract in question is entered into). The term "Committed Amount" shall mean the sum of (i) the aggregate capital contributions
 ----------------
theretofore made to the Underlying Partnership, (ii) the aggregate borrowings theretofore made by the Underlying Partnership, (iii) the aggregate amounts remaining to be paid under outstanding contractual commitments of the Underlying Partnership (to the extent not anticipated to be funded out of amounts described in clauses (i) and (ii)) and (iv) the aggregate projected amounts of other expenditures anticipated to be made by the Underlying Partnership (to the extent not anticipated to be funded out of amounts described in clauses (i) and (ii)).

               (c) The Purchasers may exercise the Option by giving notice (the "Exercise Notice") of such exercise to the Company within five Business Days
 ---------------
after the date the Option Notice is given. In the Exercise Notice, the Purchasers will agree to purchase from the Company, on the Option Closing Date, the Option Shares for the aggregate purchase price of $5,000,000. The Exercise Notice shall also set forth the number of Option Shares to be purchased by each Purchaser. If no Exercise Notice is timely given by the Purchasers, the Purchasers will be deemed to have elected not to exercise the Option and the Option shall lapse.

          2.4  Option Closing.  The purchase and issuance of Option Shares will
               --------------
take place at the closing (the "Option Closing") to be held at the offices of
                                --------------
Paul, Weiss, Rifkind, Wharton & Garrison on a date designated in the Exercise Notice, which date shall be not less than five nor more than ten days after the date the Exercise Notice is given. At the Option Closing, the Company will deliver to the Purchasers certificates representing the Option Shares and the Purchasers will deliver to the Company the aggregate purchase price ($5,000,000) by wire transfer of immediately available funds to an account designated by the Company.


                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

          The Company hereby represents and warrants to the Purchasers as follows:

          3.1  Corporate Existence and Power.  The Company (a) is a corporation
               -----------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) has all requisite corporate power and authority to own and operate its property, to lease the property it operates, or will operate, as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged, including the business of the Joint Venture; (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified would not have a material adverse effect on the business or financial condition of the Company; and (d) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement.

          3.2  Corporate Authorization; No Contravention.  The execution,
               -----------------------------------------
delivery and performance by the Company of this Agreement and the transactions contemplated hereby, including, without limitation, the sale, issuance and delivery of the Shares, (a) have been duly authorized by all necessary corporate action of the Company; (b) do not contravene the terms of the Certificate of Incorporation or By-Laws; and (c) do not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of the Company, or any Requirement of Law applicable to the Company.

          3.3  Litigation.  There are no legal actions, suits, proceedings,
               ----------
claims, complaints, disputes or investigations pending, or to the knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company that would, if adversely determined, have a material adverse effect on the ability of the Company to perform its obligations under this Agreement.

To the knowledge of the Company, there is no injunction, writ, temporary restraining order, decree or order of any nature has been issued by any court or other Governmental Authority against the Company purporting to enjoin or restrain the execution, delivery or performance of this Agreement.

          3.4  Governmental Authorization; Third Party Consents.  No approval,
               ------------------------------------------------
consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Shares) by the Company, or enforcement against the Company, of this Agreement or the transactions contemplated hereby.

          3.5  Binding Effect.  This Agreement has been duly executed and
               --------------
delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability.

          3.6  Private Offering.  No form of general solicitation or general
               ----------------
advertising was used by the Company or its representatives in connection with the offer or sale of the Shares. No registration of the Shares pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws will be required by the offer, sale, or issuance of the Shares pursuant to this Agreement.

                                   ARTICLE 4

               REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS
               ------------------------------------------------

          Each Purchaser hereby represents and warrants to the Company as follows:

          4.1  Existence and Power.  Such Purchaser (a) is duly organized and
               -------------------
validly existing under the laws of the jurisdiction of its formation and (b) has the requisite power and authority to execute, deliver and perform its obligations under this Agreement.

          4.2  Authorization; No Contravention.  The execution, delivery and
               -------------------------------
performance by such Purchaser of this Agreement and the transactions contemplated hereby, including, without limitation, the purchase of the Shares,
(a) have been duly authorized by all necessary action, (b) do not contravene the terms of such Purchaser's organizational documents, or any amendment thereof, and (c) do not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, any Contractual Obligation of such Purchaser, or any Requirement of Law applicable to such Purchaser.

          4.3  Binding Effect.  This Agreement has been duly executed and
               --------------
delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

          4.4  Purchase for Own Account.  The Shares to be acquired by such
               ------------------------
Purchaser pursuant to this Agreement are being acquired for its own account and with no intention of distributing or reselling the Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of the Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of such Purchaser's property being at all times within its control. If either Purchaser should in the future decide to dispose of any part of the Shares, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. Each Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of the Shares to the following effect: THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

                                   ARTICLE 5

                               MANAGEMENT RIGHTS
                               -----------------

          5.1  Board of Directors Observer.  During the period from the date
               ---------------------------
hereof through and including the date on which the Purchasers no longer own collectively at least 50% of the Shares (the "Consultation Period"), the
                                              -------------------
Purchasers shall be able to appoint a representative to attend meetings of the Board of Directors of the Company, to change the representative so appointed at any time and, upon the resignation of such representative for any reason, to reappoint such a representative. In addition, the Company shall provide the Purchasers with a copy of any materials to be distributed or discussed at such meetings at the same time as provided to members of the Board of Directors.

          5.2  Proposals and Recommendations.  During the Consultation Period,
               -----------------------------
the Purchasers shall be entitled to make proposals, recommendations and suggestions to the Company's officers and directors relating to the business and affairs of the Company.

          5.3  Consultation with Company Management.  During the Consultation
               ------------------------------------
Period, the Company shall permit the Purchasers at all reasonable times and at the Purchasers' expense, to discuss the Company's business and affairs with its officers, directors and independent accountants.

          5.4  Examination of Books.  During the Consultation Period, the
               --------------------
Company shall permit the Purchasers, at all reasonable times and at the Purchasers' expense, to examine such books, records, documents and other written information in the possession of the Company relating to its affairs as the Purchasers may reasonably request.

          5.5  Inspection of Properties.  During the Consultation Period, the
               ------------------------
Company shall permit the Purchasers, at all reasonable times and at the Purchasers' expense, to visit and inspect the Company's properties.

          5.6  Directorship.  Anything in this Article 5 to the contrary
               ------------
notwithstanding, the rights granted to the Purchasers under this Article 5 shall be suspended during any period of time during which a representative of the Purchasers serves as a member of the Company's Board of Directors. A director of the Company shall be deemed to be a representative of the Purchasers only if such director is designated as such representative by the Purchasers and such designation is accepted in writing by the Company. The Purchasers may revoke any such designation, and the Company may revoke any such acceptance, at any time. The Purchasers hereby designate Daniel L. Doctoroff as its representative for purposes of this Section 5.6 and the Company hereby accepts such designation.

                                   ARTICLE 6

                                SALE OF SHARES
                                --------------

          6.1  Restricted Period.  During the period beginning on the Initial
               -----------------
Closing Date and ending on the earlier to occur of (i) the six month anniversary of the Initial Closing Date or (ii) the sale or other disposition by the Underlying Partnership (as defined in the JV Agreement) and its subsidiaries of all Hotel Interests (as defined in the JV Agreement), the Purchasers shall not Transfer any of the Shares without the prior written consent of the Company.

                                   ARTICLE 7

                                 MISCELLANEOUS
                                 -------------

          7.1  Notices.  All notices or other communication required or
               -------
permitted hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telecopied or sent by certified, registered or express mail, as follows:

               (a)  if to the Company:

                    MeriStar Hotels & Resorts, Inc.
                    1010 Wisconsin Avenue
                    Washington, D.C. 20007
                    Attention: John Emery
                    Telecopy:  (202) 295-2230

                    with a copy to:

                    Paul, Weiss, Rifkind, Wharton & Garrison

                    1285 Avenue of the Americas
                    New York, New York 10019-6064
                    Attention: Richard S. Borisoff, Esq.
                    Telecopy:  (212) 757-3990

               (c)  if to the Purchasers:

                    Oak Hill Partners, Inc.
                    Park Avenue Tower
                    65 East 55th Street
                    New York, New York 10022
                    Attention: Bradford E. Bernstein
                    Telecopy:  (212) 838-8411

                    with a copy to:

                    O'Sullivan Graev & Karabell, LLP
                    30 Rockefeller Plaza
                    New York, NY 10012
                    Attention: Brad R. Okun, Esq.
                    Telecopy:  (212) 408-2420

Any party may by notice given in accordance with this Section 7.1 designate another address or person for receipt of notices hereunder.

          7.2  Successors and Assigns.  This Agreement shall inure to the
               ----------------------
benefit of and be binding upon the successors and permitted assigns of the parties hereto. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement. No party hereto may assign its rights under this Agreement without the prior written consent of the other party hereto.

          7.3    Amendment and Waiver.
                 --------------------

                 (a) No failure or delay on the part of the Company or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchasers at law, in equity or otherwise.

               (b) Any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective only if it is made or given in writing and signed by the Company and each Purchaser.

          7.4  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts and by the parties hereto in separate counterparts, all of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          7.5  Headings.  The headings in this Agreement are for convenience of
               --------
reference only and shall not limit or otherwise affect the meaning hereof.

          7.6  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
               -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

          7.7  Severability.  If any one or more of the provisions contained
               ------------
herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

          7.8  Entire Agreement.  This Agreement is intended by the parties as a
               ----------------
final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          7.9  Further Assurances.  Each of the parties shall execute such
               ------------------
documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

          IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first stated above.


                              MERISTAR HOTELS & RESORTS, INC.


                              By:_________________________________
                                 Name:
                                 Title:


                              OAK HILL CAPITAL PARTNERS, L.P.
                              By:  OHCP GENPAR, L.P., its general partner
                              By:  OHCP MGP, LLC, its general partner

                              By:_________________________________
                                 Name:
                                 Title:


                              OAK HILL CAPITAL MANAGEMENT PARTNERS, L.P.
                              By:  OHCP GENPAR, L.P., its general partner
                              By:  OHCP MGP, LLC, its general partner

                              By:_________________________________
                                 Name:
                                 Title: